Exhibit 99.1

HCI Group Reports Fourth Quarter and Full Year 2019 Results

Tampa, Fla. – March 5, 2020 – HCI Group, Inc. (NYSE:HCI), an InsurTech company with operations in insurance, software development and real estate, reported results for the three and twelve months ended December 31, 2019.

Fourth Quarter 2019 - Financial Results

Net income for the fourth quarter of 2019 totaled $6.4 million or $0.82 diluted earnings per share compared with a net loss of $8.5 million or $0.95 loss per share in the fourth quarter of 2018. Adjusted net income (a non-GAAP measure which excludes net unrealized gains or losses on equity securities) for the quarter was $5.9 million or $0.76 diluted earnings per share compared with a loss of $4.2 million or $0.48 loss per share in the fourth quarter of 2018. The company has included in this press release an explanation of adjusted net income as well as a reconciliation to GAAP net income and earnings per share calculated in accordance with generally accepted accounting principles (known as “GAAP”).

Consolidated gross written premiums of $66.6 million for the fourth quarter of 2019 were up 52.8% from $43.6 million in the fourth quarter of 2018, reflecting the rapid growth of TypTap Insurance Company, HCI’s technology-driven insurance subsidiary. TypTap gross written premiums grew to $24.0 million in the fourth quarter compared with $4.1 million in the fourth quarter of 2018.

Consolidated gross premiums earned of $90.2 million for the fourth quarter of 2019 were up 5.8% from $85.2 million in the fourth quarter of 2018.

Losses and loss adjustment expenses were $28.9 million compared with $42.1 million in the same period in 2018. The decrease was primarily due to the pre-tax losses of $16.5 million attributable to Hurricane Michael from the fourth quarter of 2018.

Policy acquisition expenses were $11.8 million compared to $9.8 million in the same quarter of 2018. The increase relates to premium growth in TypTap.

Interest expense was $2.9 million compared to $4.6 million in the same period in 2018. The decrease was primarily due to the repayment of the 3.875% Convertible Senior Notes in March of 2019.

Full Year 2019 - Financial Results

Net income for the year ended December 31, 2019 totaled $26.6 million or $3.31 diluted earnings per share compared with $17.7 million or $2.34 diluted earnings per share for the year ended December 31, 2018. The increase was primarily due to an increase in net premiums earned, a net increase in income from our investment portfolio, a decrease in loss expense and a decrease in interest expense, offset by an increase in general and administrative personnel expenses and an increase in policy acquisition expenses.

Adjusted net income (a non-GAAP measure which excludes unrealized gains or losses on equity securities) for the year ended December 31, 2019 was $20.6 million or $2.57 diluted earnings per share compared with $25.3 million or $3.23 diluted earnings per share in the same period of 2018. An explanation of this non-GAAP financial measure and reconciliations to the applicable GAAP numbers accompany this press release.

Consolidated gross written premiums for the full year increased 8.5% to $365.0 million in 2019 from $336.5 million in 2018 and gross premiums earned for the year decreased 0.3% to $342.1 million from $343.1 million in 2018.

Premiums ceded were $125.8 million or 36.8% of gross premiums earned compared with $129.6 million or 37.8% of gross premiums earned during the same period in 2018.

Net premiums earned increased to $216.3 million from $213.4 million for the year ended December 31, 2018.

Losses and loss adjustment expenses for the years ended December 31, 2019 and 2018 were $107.5 million and $109.3 million, respectively. Storm related loss expenses were lower in 2019 than in 2018 as were loss expenses related to reserve strengthening.  These decreases were offset somewhat by higher loss expenses in TypTap due to the growth in gross premium earned.

Interest expense was $13.1 million compared with $18.1 million in the same period in 2018. The decrease primarily resulted from the repayment of the 3.875% Convertible Senior Notes in March 2019.

Book value per share, defined as shareholders’ equity divided by common shares outstanding at the end of the period, was $23.90 at December 31, 2019 compared with $21.71 at December 31, 2018.

Management Commentary

“Our premium growth in the fourth quarter, driven by TypTap, evidences the effectiveness of our internally-developed underwriting and policy production software,” said Paresh Patel, HCI Group’s chairman and chief executive officer. “While we are pleased with our revenue growth, we remain focused on generating profits and shareholder returns.”

Conference Call

HCI Group will hold a conference call later today, March 5, 2020, to discuss these financial results. Chairman and Chief Executive Officer Paresh Patel and Chief Financial Officer Mark Harmsworth will host the call starting at 4:45 p.m. Eastern time. A question and answer session will follow management's presentation.

Interested parties can listen to the live presentation by dialing the listen-only number below or by clicking the webcast link available on the Investor Information section of the company's website at www.hcigroup.com.

Listen-only toll-free number: (844) 602-0380

Listen-only international number: (862) 298-0970

Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

A replay of the call will be available by telephone after 8:00 p.m. Eastern time on the same day as the call and via the Investor Information section of the HCI Group website at www.hcigroup.com through June 5, 2020.

Toll-free replay number: (877) 481-4010

International replay number: (919) 882-2331

Replay ID: 58630

About HCI Group, Inc.

HCI Group, Inc. is an InsurTech company with operations in insurance, software development and real estate. HCI’s leading insurance operation, TypTap Insurance Company, is a rapidly growing, technology-driven insurance company, which provides homeowners’ insurance and flood insurance primarily in Florida. TypTap’s operations are powered in large part by insurance-related information technology developed by HCI’s software subsidiary, Exzeo USA, Inc. HCI’s largest subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc., provides homeowners’ insurance primarily in Florida. HCI’s real estate subsidiary, Greenleaf Capital, LLC, owns and operates multiple properties in Florida, including office buildings, retail centers and marinas.

The company's common shares trade on the New York Stock Exchange under the ticker symbol "HCI" and are included in the Russell 2000 and S&P SmallCap 600 Index. HCI Group, Inc. regularly publishes financial and other information in the Investor Information section of the company’s website. For more information about HCI Group and its subsidiaries, visit www.hcigroup.com.

Forward-Looking Statements

This news release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "estimate," "expect," "intend," "plan," "confident," "prospects" and "project" and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions, but rather are subject to various risks and uncertainties. For example, the estimation of reserves for losses and loss adjustment expenses is an inherently imprecise process involving many assumptions and considerable management judgment. Some of these risks and uncertainties are identified in the company's filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the company's business, financial condition and results of operations. HCI Group, Inc. disclaims all obligations to update any forward-looking statements.

Company Contact:

Kevin Mitchell, Senior Vice President of Investor Relations

HCI Group, Inc.

Tel (813) 405-3603

kmitchell@hcigroup.com

Investor Relations Contact:

Matt Glover

Gateway Investor Relations

Tel (949) 574-3860

HCI@gatewayir.com

Media Contact:

Amber Brinkley

Kippen Communications

Tel (727) 466-7695

amber@kippencommunications.com

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HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollar amounts in thousands)

	At December 31, 2019	At December 31, 2018
Assets
Fixed-maturity securities, available for sale, at fair value (amortized cost: $199,954 and $184,670, respectively)	$202,839	$182,723
Equity securities, at fair value (cost: $31,863 and $45,671, respectively)	35,285	41,143
Short-term investments, at fair value	491	66,479
Limited partnership investments, at equity	28,346	32,293
Investment in unconsolidated joint venture, at equity	762	845
Assets held for sale	—	9,810
Real estate investments	73,763	54,490
Total investments	341,486	387,783

Cash and cash equivalents	229,218	239,458
Restricted cash	700	700
Accrued interest and dividends receivable	1,616	1,792
Income taxes receivable	1,040	971
Premiums receivable	20,255	16,667
Prepaid reinsurance premiums	17,983	17,932
Reinsurance recoverable:
Paid losses and loss adjustment expenses	16,155	11,151
Unpaid losses and loss adjustment expenses	116,523	112,760
Deferred policy acquisition costs	21,663	16,507
Property and equipment, net	14,698	13,338
Intangible assets, net	4,192	4,800
Other assets	17,080	9,004

Total assets	$802,609	$832,863

Liabilities and Stockholders’ Equity
Losses and loss adjustment expenses	$214,697	$207,586
Unearned premiums	181,163	157,729
Advance premiums	5,589	6,192
Assumed reinsurance balances payable	76	14
Accrued expenses	10,059	6,483
Income taxes payable	-	-
Deferred income taxes, net	4,008	1,068
Revolving credit facility	9,750	—
Long-term debt	163,695	250,150
Other liabilities	28,029	22,200

Total liabilities	617,066	651,422

Stockholders’ equity:
7% Series A cumulative convertible preferred stock (no par value, 1,500,000 shares authorized, no shares issued and outstanding)	—	—
Series B junior participating preferred stock (no par value, 400,000 shares authorized, no shares issued or outstanding)	—	—
Preferred stock (no par value, 18,100,000 shares authorized, no shares issued or outstanding)	—	—
Common stock, (no par value, 40,000,000 shares authorized, 7,764,564 and 8,356,730 shares issued and outstanding at December 31, 2019 and December 31, 2018, respectively)	—	—
Additional paid-in capital	—	—
Retained income	183,365	182,894
Accumulated other comprehensive (loss) income, net of taxes	2,178	(1,453)

Total stockholders’ equity	185,543	181,441

Total liabilities and stockholders’ equity	$802,609	$832,863

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Dollar amounts in thousands, except per share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenue

Gross premiums earned	$90,165	$85,211	342,079	$343,065
Premiums ceded	(31,467)	(32,453)	(125,765)	(129,643)

Net premiums earned	58,698	52,758	216,314	213,422

Net investment income	2,517	4,910	13,642	16,581
Net realized investment (losses) gains	281	(337)	(254)	6,183
Net unrealized investment gains (losses)	689	(5,655)	7,950	(10,202)
Net other-than-temporary impairment losses	(289)	—	(289)	(80)
Policy fee income	823	826	3,229	3,389
Other	512	495	1,882	1,999

Total revenue	63,231	52,997	242,474	231,292

Expenses

Losses and loss adjustment expenses	28,898	42,101	107,514	109,328
Policy acquisition and other underwriting expenses	11,759	9,795	42,497	38,943
General and administrative personnel expenses	7,799	5,004	31,112	25,908
Interest expense	2,927	4,569	13,055	18,096
Other operating expenses	3,072	2,873	12,203	12,115

Total expenses	54,455	64,342	206,381	204,390

Income (loss) before income taxes	8,776	(11,345)	36,093	26,902

Income tax expense (benefit)	2,344	(2,879)	9,517	9,177

Net income (loss)	$6,432	$(8,466)	$26,576	$17,725

Basic earnings (loss) per share	$0.84	$(0.95)	3.32	$2.34

Diluted earnings (loss) per share	$0.82	$(0.95)	3.31	$2.34

Dividends per share	$0.40	$0.375	1.60	$1.475

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of basic and diluted income per common share calculated in accordance with GAAP is presented below.

	Three Months Ended			Year Ended
GAAP	December 31, 2019			December 31, 2019
	Income	Shares	Per Share	Income	Shares	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Net income	$6,432			$26,576
Less: Income attributable to participating securities	(334)			(1,448)

Basic Earnings Per Share:
Income allocated to common stockholders	6,098	7,389	$0.84	25,128	7,580	$3.32

Effect of Dilutive Securities:
Stock options	—	11		—	12
Convertible senior notes	1,921	2,351		8,748	2,646

Diluted Earnings Per Share:
Income available to common stockholders and assumed conversions	$8,019	9,751	$0.82	$33,876	10,238	$3.31

Non-GAAP Financial Measures

Adjusted net income is a non-GAAP financial measure that removes from net income the effect of unrealized gains or losses on equity securities required to be included in results of operations in accordance with Accounting Standards Codification 321. HCI Group believes net income without the effect of volatility in equity prices more accurately depicts operating results.  This financial measurement is not recognized in accordance with accounting principles generally accepted in the United States of America ("GAAP") and should not be viewed as an alternative to GAAP measures of performance.  A reconciliation of GAAP Net income to non-GAAP Adjusted net income and GAAP diluted earnings per share to non-GAAP Adjusted diluted earnings per share is provided below.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

	Three Months Ended	Year Ended
	December 31, 2019	December 31, 2019
GAAP Net income	$6,432	$26,576
Net unrealized investment (gains) losses	$(689)	$(7,950)
Less: Tax effect at 24.52182%	$169	$1,949
Net adjustment to Net income	$(520)	$(6,001)
Non-GAAP Adjusted Net income	$5,912	$20,575

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of the basic and diluted income per common share calculated with the non-GAAP financial measure Adjusted net income is presented below.

	Three Months Ended			Year Ended
Non-GAAP	December 31, 2019			December 31, 2019
	Income	Shares	Per Share	Income	Shares	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Adjusted net income (non-GAAP)	$5,912			$20,575
Less: Income attributable to participating securities	(306)			(1,077)

Basic Earnings Per Share before unrealized gains/losses on equity securities:
Income allocated to common stockholders	5,606	7,389	$0.76	19,498	7,580	$2.57

Effect of Dilutive Securities:
Stock options	—	11		—	12
Convertible senior notes*	—	—		—	—

Diluted Earnings Per Share before unrealized gains/losses on equity securities:
Income available to common stockholders and assumed conversions	$5,606	7,400	$0.76	$19,498	7,592	$2.57

*Convertible senior notes for the three months and year ended December 31, 2019 were excluded due to anti-dilutive effect.

Reconciliation of GAAP Diluted EPS to non-GAAP Adjusted Diluted EPS

	Three Months Ended	Year Ended
	December 31, 2019	December 31, 2019
GAAP diluted Earnings Per Share	$0.82	$3.31
Net unrealized investment (gains) losses	$(0.09)	$(1.05)
Less: Tax effect at 24.52182%	$0.03	$0.31
Net adjustment to GAAP diluted EPS	$(0.06)	$(0.74)
Non-GAAP Adjusted diluted EPS	$0.76	$2.57